Exhibit 99.1

Re: Transaction Agreement and Liquidity Opportunity

Nov. 5, 2025

Dear Fellow Shareholder,

I am pleased to share the important news that CNL Healthcare Properties (CHP) has signed a definitive transaction agreement with Sonida Senior Living, Inc. (Sonida or SNDA), a publicly traded company on the NYSE trading under the ticker symbol “SNDA.” This agreement has been unanimously approved by our Board of Directors (Board), as well as the Board’s Special Committee, comprised exclusively of our independent directors. We encourage you to carefully read this letter, along with the enclosed list of frequently asked questions.

This proposed transaction provides the opportunity for full and real-time liquidity for CNL Healthcare Properties’ shareholders upon closing and will require approval from a majority of shareholders entitled to vote.

Our Board, management team and third-party financial advisor, KeyBanc Capital Markets, have been working diligently on strategic liquidity alternatives formally launched in mid-2018. Since then, we have successfully realized outcomes for 73 properties through 11 separate transactions valued at over $1.52 billion in total gross proceeds; made a $2.00 per share special distribution in May 2019; and paid regular quarterly distributions despite challenging pandemic-related and other macroeconomic headwinds.

The Transaction

Should our shareholders approve the proposed transaction, Sonida will acquire all of CNL Healthcare Properties’ common stock. Upon closing, the proposed transaction would represent the final and concluding transaction for CHP and, importantly, provide the opportunity for full liquidity through a combination of cash and unrestricted, freely tradable SNDA stock.

The transaction is valued at approximately $1.8 billion, which equates to an estimated transaction consideration of $6.90 per CHP common share, representing a premium to the $6.64 midpoint of our most recent estimated net asset value (NAV) per share as of Dec. 31, 2024. For further context, the $6.90 per share estimated transaction value approaches the top end of the estimated NAV range of $6.33 to $6.98 per share and represents 228% of the latest unsolicited tender offer launched in April 2025 by Comrit Investments I, Limited Partnership at an offer price of $3.03 per CHP share.

Consideration for each share of CHP’s common stock will come in the form of $2.32 in cash, plus an estimated $4.58 in unrestricted, freely tradable SNDA common stock, subject to a two-way collar mechanism for the stock portion of consideration during the time between Nov. 4, 2025, and the ultimate closing date of the transaction. This two-way collar mechanism provides certainty of value to CHP shareholders within a prescribed trading range of SNDA stock and helps mitigate downside value risk. The final price and exchange ratio of stock is subject to adjustments based on the NYSE weighted average closing price of SNDA’s common stock for a defined ten (10) trading day period in advance of the transaction closing date.

Sonida is based in Dallas, Texas and is a publicly traded C-corporation that exclusively owns and operates seniors housing communities. As of Sept. 30, 2025, Sonida operated 97 seniors housing communities, of which 84 were owned, including eight assets owned through joint venture structures, and 13 communities managed on behalf of a third party. SNDA’s portfolio spans 20 states and has an aggregate capacity of approximately 10,250 residents, with first-half 2025 annualized total resident revenue of $325 million. Sonida employs more than 5,300 team members across the U.S. As of Oct. 31, 2025, Sonida’s common shares had a closing price of $25.90. As a C-corporation, Sonida is not a real estate investment trust and does not currently make distributions on their common shares. Unlike a REIT, Sonida is positioned principally as a value or growth vehicle, versus principally an income vehicle. Additional information is available on Sonida’s investor relations website investors.sonidaseniorliving.com.

The transaction, if approved and finalized, will immediately create a top-10 largest owner of seniors housing units in the U.S. that is uniquely positioned to capitalize on favorable industry demand and supply dynamics and the benefits of enhanced scale. Sonida was attracted to the transaction opportunity with CNL Healthcare Properties primarily based on CHP’s exceptional operating and financial performance to date, pre-and post-pandemic; outstanding and seasoned operational and investment management talent; deep and longstanding relationships with a focused and trusted roster of third-party operators and tenants; the institutional quality and physical condition of CHP’s portfolio, which has benefitted from more than $80 million of programmatic capital investment over the last five years; and CHP’s attractive balance sheet, strong liquidity and overall corporate financial flexibility.

The transaction is subject to approval by a majority of CNL Healthcare Properties’ and Sonida’s shareholders entitled to vote, and other customary closing conditions, including governmental and third-party consents. We anticipate that, with shareholders’ approval, the transaction could be finalized in the first half of 2026.

Regular Quarterly Distribution & Transaction Consideration

An important transaction attribute that we negotiated is to retain CNL Healthcare Properties’ ability to make quarterly distributions to shareholders through the future transaction closing date. We expect to be able to declare and pay fourth-quarter 2025 distributions, as well as declare and pay distributions up to the actual, anticipated closing date in 2026. For companies going through a transaction similar to ours, typically regular distributions or dividends are discontinued between the signing of a definitive transaction agreement and the closing of a transaction. Therefore, our ability to continue making distributions during this period is a unique economic benefit to CHP shareholders. As always, the amount and payment of future distributions are subject to various factors and are at the sole discretion and approval of our Board.

Presuming shareholders vote to approve this transaction and we complete the transaction, we anticipate that the transaction consideration of $2.32 in cash per share plus the Sonida common stock portion will be distributed to you approximately two weeks after closing.

We have conviction this transaction and the estimated transaction consideration of $6.90 per share is in the best interest of our shareholders as demonstrated by the unanimous approval of the company’s Board and its Special Committee. Not including the value of any ordinary course distributions between now and the expected closing of the transaction, $6.90 per share represents approximately 104% of the $6.64 midpoint of our estimated NAV per share as of Dec. 2024; well in the top quartile of this most-recent NAV per share range of $6.33 to $6.98; and is approximately 228% of the latest unsolicited tender offer price for CHP stock earlier in 2025.

Looking Ahead

In the coming weeks, we will prepare and file a preliminary joint proxy statement and registration statement with the Securities & Exchange Commission (SEC) that will contain detailed information about the proposed transaction, and the process for voting your shares. In the meantime, we have included answers to some frequently asked questions with this letter. Once the SEC reviews (or if the SEC has not notified us within ten days after filing that it will review) the preliminary proxy statement, we will file and mail the definitive proxy statement to you or send it via email, depending on your pre-elected communication preferences. Once you receive the proxy statement, you will need to carefully review it and vote your shares. The transaction cannot occur without a majority vote. Voting your shares early will help us reduce the expenses related to the proxy solicitation. The proxy materials will also be posted on our website at cnlhealthcareproperties.com.

Through the acute challenges of a global pandemic and other extraordinary economic, political and geopolitical headwinds, our management team and Board have worked tirelessly on behalf of shareholders to drive value and performance at the asset, portfolio and company levels, all the while actively exploring and acting on the best liquidity opportunities available. We have taken very seriously our obligations as stewards of your capital and firmly believe this proposed final and concluding transaction represents an exceptional and productive outcome for shareholders.

We look forward to the continued work ahead as we shepherd this important transaction. In the meantime, if you have questions regarding this information, please contact CNL Client Services, 866-650-0650, option 3, or your financial professional.

Sincerely,

Stephen H. Mauldin

Chief Executive Officer, President & Vice Chairman

cc: Financial Professionals

Enclosure

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the company’s stock and/or other matters. The company’s forward-looking statements are not guarantees of future performance. Shareholders and financial professionals should not place undue reliance on forward-looking statements. While CNL Healthcare Properties’ management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Transactions that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummate the Transactions within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite shareholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the Transactions; (4) risks that the proposed Transactions disrupt current plans and operations of CNL Healthcare Properties or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the Transactions; (6) the amount of the costs, fees, expenses and charges related to the Transactions; (7) the risk that the Merger Agreement may be terminated in circumstances requiring CNL Healthcare Properties to pay a termination fee; (8) the effect of the announcement of the Transactions on the ability of CNL Healthcare Properties to retain and hire key personnel and maintain relationships with its tenants and others with whom it does business; (9) the effect of the announcement of the Transactions on CNL Healthcare Properties’ operating results and business generally; (10) the other risks and important factors contained and identified in CNL Healthcare Properties’ filings with the SEC, such as CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, as well as CNL Healthcare Properties’ subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time; and (11) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

Additional Information about the Proposed Transactions and Where to Find It

This does not constitute a solicitation of any vote or approval in connection with the transaction. In connection with the proposed transaction, Sonida plans to file a registration statement on Form S-4 (“Registration Statement”) that will serve as a prospectus for the Parent Common Stock to be issued as consideration in the transaction and Sonida and the Company will file a joint proxy statement as a proxy statement of the Company for the solicitation of our shareholders in favor of the transactions and of Sonida for the solicitation of Sonida’s shareholders in favor of the transactions (the “Joint Proxy Statement/Prospectus”) with the Securities and Exchange Commission (the “SEC”), which the Company will furnish to its shareholders in connection with the special meeting of shareholders to vote on the transaction. This communication is for informational purposes only, is neither an offer to purchase nor a solicitation of an offer to sell shares and is not a substitute for the Joint Proxy Statement/Prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the Transactions. THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SONIDA, THE PROPOSED TRANSACTION, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at sec.gov, at the Company’s website at cnlhealthcareproperties.com under the tab “Filings” and then “SEC Filings” and on Sonida’s investor relations website at investors.sonidaseniorliving.com under the tab “Financials” and “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and Sonida and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions and the issuance of shares of Sonida Common Stock. Information regarding the special interests of these directors, executive officers, management and employees in the proposed transactions will be included in the joint proxy statement/prospectus referred to above and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Transactions and the issuance of shares of Parent Common Stock. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed with the SEC on March 12, 2025, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding Sonida’s directors and executive officers is also included in Sonida’s proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2025, and in Form 3 and Form 4 statements of beneficial ownership and statements of changes in beneficial ownership of Sonida’s officers and executive officers filed with the SEC and in other documents filed by Sonida with the SEC. The filed documents are available free of charge on the SEC’s website at sec.gov and from the Company and Sonida by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the joint proxy statement/prospectus.

Transaction Agreement Q&A

Nov. 5, 2025

TIMING

1.	What happens now that the transaction agreement has been signed?

The transaction needs approval from a majority of shareholders of CNL Healthcare Properties (the Company or CHP) and Sonida Senior Living (Sonida) entitled to vote. This requires us to file a joint proxy statement/prospectus and registration statement with the SEC. We are currently working to prepare a preliminary joint proxy statement for the proposed transaction and will then file a definitive version with the SEC. The definitive joint proxy statement/prospectus and registration statement will be mailed or emailed to you once the SEC has reviewed it (or if the SEC has not notified us within ten days after filing that it will review it) and you will be required to vote your shares. The information will also be available on our website cnlhealthcareproperties.com

2.	What will happen to my CHP shares after the transaction is complete?

The transaction is valued at approximately $1.8 billion. Assuming a majority of our shareholders entitled to vote approve the transaction and the other conditions to the transaction are met, your CHP shares will be converted into a total estimated transaction consideration of $6.90 per common share that comprises $2.32 in cash (34%) and an estimated $4.58 in unrestricted, freely tradable Sonida stock (66%). Please note that the value of the Sonida stock is subject to a two-way collar mechanism during the time between Nov. 4, 2025, and the ultimate closing date of the transaction.

3.	How long will all this take? When will I receive my transaction consideration?

We anticipate the transaction could be completed early in the first half of 2026, assuming a timely SEC review, majority shareholder approval, governmental and other third-party consents, and satisfaction of other customary closing conditions. Due to the uncertainties of the SEC’s review process, we do not yet know the date for the special shareholders meeting. Given the other regulatory approvals and the process to close this complex transaction, we do not know the exact timing for closing the transaction.

A majority of shareholders of CNL Healthcare Properties and Sonida entitled to vote are required to approve the transaction. The transaction will be completed as quickly and efficiently as possible after receiving shareholders’ proxy approval at the special meetings. It is anticipated that the transaction consideration will be distributed approximately two weeks after the transaction closes.

YOUR ROLE

4.	Do I need to vote?

Yes. It is critical that you vote. You will need to review the joint proxy statement/prospectus and registration statement and vote your shares once you receive your materials. Voting your shares early will help us reduce the expenses related to the proxy solicitation and special shareholders meeting. For additional information, please read our Current Report on Form 8-K, filed with the SEC on Nov. 5, 2025.

5.	What is the required vote?

A majority of the outstanding shares of common stock of CNL Healthcare Properties entitled to vote must vote to approve the transaction.

STOCK CONSIDERATION

6.	How much stock will I receive and what is the “collar” mechanism?

The amount of stock to be received by shareholders is governed by a two-way “collar” mechanism during the time between signing of the definitive transaction agreement on Nov. 4, 2025, and the ultimate closing date of the transaction. This two-way collar mechanism provides certainty of value to shareholders within a prescribed trading range of SNDA stock and helps mitigate downside value risk to shareholders. The final price and exchange ratio governing the number of CHP shares exchanged for Sonida shares is subject to adjustments based on the New York Stock Exchange (NYSE) weighted average closing price of Sonida common stock for a defined ten trading-day period before the transaction’s closing date.

This means that the actual number of shares received will be calculated based on Sonida’s volume-weighted average trading price over the ten trading days ending on the second trading day prior to close (the Average Sonida Share Price). The ultimate number of Sonida shares will depend on the Average Sonida Share Price prior to when the transaction closes. Within the collar range of $22.73 and $34.76, we expect shareholders will receive Sonida shares with a value of $4.58 per CHP share based on the Average Sonida Share Price. However, the actual closing price of Sonida shares on the day of closing may vary from the Average Sonida Share Price.

7.	Can I sell my Sonida shares?

Yes. Once issued, all Sonida shares received by our shareholders will be non-restricted common stock upon receipt through a brokerage account.

ABOUT SONIDA

8.	Is Sonida’s stock publicly traded, and do they make distributions?

Sonida’s shares are traded on the NYSE and average year-to-date trading volume through Oct. 31, 2025, was approximately 27,959 shares per day. As of Oct. 31, 2025, Sonida had approximately 18.8 million common shares outstanding and will issue approximately 33.9 million additional common shares, including approximately $110 million in new shares purchased by its largest shareholders, in connection with the transaction. After the transaction, CHP shareholders will own approximately 56.6% of the Sonida outstanding common shares. Sonida does not currently make distributions on its common shares. Sonida is positioned principally as a value or growth vehicle, versus principally an income vehicle.

9.	Is Sonida a REIT?

No. Sonida is not a REIT. Sonida is a publicly traded C-corporation and can own and operate its properties without requiring a third-party property manager.

AFTER THE TRANSACTION

10.	Who will run the combined company after the transaction?

The Sonida management team will run the combined company after the transaction. Sonida currently has nine board members and has agreed to replace two directors with two directors nominated by CNL Healthcare Properties. One of those directors will be Steve Mauldin, CEO, President and Vice Chairman of CNL Healthcare Properties. The other nominee will be identified prior to closing.

Two of Sonida’s shareholders currently own approximately 63.7% of the outstanding common shares and have the right to nominate six of the nine current board directors. One of those shareholders is deemed to control Sonida for reporting purposes. We anticipate that post-transaction the top two shareholders will own approximately 30.5% of the common shares and will retain the right to nominate four board directors. Additional information regarding Sonida’s directors and executive officers is available at Sonida’s investor relations website investors.sonidaseniorliving.com as well as the SEC website sec.gov.

OTHER

11.	What will happen if CHP shareholders do not vote to approve the transaction?

Without majority shareholder approval, we cannot complete the transaction. Without approval, we would continue to operate CHP and thoughtfully pursue other alternative strategic liquidity options.

Additionally, if CHP shareholders do not approve the transaction, as is customary, we may be required to reimburse Sonida for its expenses in connection with the transaction agreement and related transactions, in an amount not to exceed $10 million. This payout could impact funds available for any future quarterly distributions.

12.	Will you continue quarterly distributions?

Yes. While it is not typical for transactions like this, retaining the ability to make quarterly distributions to shareholders through the future transaction closing date was an important attribute that CHP negotiated. Therefore, CHP’s ability to continue making distributions during this period is a unique economic benefit to its shareholders. Specifically, we expect a fourth-quarter distribution of $0.0256 per share in December 2025, and distributions up to the actual, anticipated transaction closing date in 2026. Please note that the amount, if any, of future quarterly distributions is subject to various factors and is at the approval of CHP’s board of directors.

13.	Will you prepare an updated Net Asset Value (NAV)[1] as of Dec. 31, 2025?

We will evaluate the need to update the estimated NAV based on the expected transaction timing, and as we approach the transaction closing date.

[1]

The estimated NAV per share was established in accordance with the Investment Program Association’s Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITS (IPA Guidelines), which the REIT and other non-traded REITs use to determine their estimated NAV. The estimated NAV per share is a snapshot in time and is not necessarily indicative of the value the company or shareholders may receive if the company were to list its shares or liquidate its assets, now or in the future. There is no assurance that the IPA Guidelines are acceptable to the SEC, FINRA or under ERISA for compliance with reporting requirements.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements are based on current expectations and may be identified by words such as “believes,” “anticipates,” “expects,” “may,” “could” and terms of similar substance, and speak only as of the date made. Actual results could differ materially due to risks and uncertainties that are beyond the Company’s ability to control or accurately predict, including the amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s stock and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Shareholders and financial advisors should not place undue reliance on forward-looking statements. While CNL Healthcare Properties’ management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; (2) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Transactions that may be instituted against the parties and others following announcement of the Transaction Agreement; (3) the inability to consummate the Transactions within the anticipated time period, or at all, due to any reason, including the failure to obtain the requisite shareholder approval, failure to obtain any required regulatory approvals or the failure to satisfy other conditions to completion of the Transactions; (4) risks that the proposed Transactions disrupt current plans and operations of CNL Healthcare Properties or diverts management’s attention from its ongoing business; (5) the ability to recognize the anticipated benefits of the Transactions; (6) the amount of the costs, fees, expenses and charges related to the Transactions; (7) the risk that the Transaction Agreement may be terminated in circumstances requiring CNL Healthcare Properties to pay a termination fee; (8) the effect of the announcement of the Transactions on the ability of CNL Healthcare Properties to retain and hire key personnel and maintain relationships with its tenants and others with whom it does business; (9) the effect of the announcement of the Transactions on CNL Healthcare Properties’ operating results and business generally; (10) the other risks and important factors contained and identified in CNL Healthcare Properties’ filings with the SEC, such as CNL Healthcare Properties’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as CNL Healthcare Properties’ subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time; and (11) the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in Sonida’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025, and as such factors may be updated from time to time in Sonida’s other filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements in this communication.

Additional Information and Where to Find It

This does not constitute a solicitation of any vote or approval in connection with the transaction. In connection with the proposed transaction, Sonida plans to file a registration statement on Form S-4 (“Registration Statement”) that will serve as a prospectus for the Parent Common Stock to be issued as consideration in the transaction and Sonida and the Company will file a joint proxy statement as a proxy statement of the Company for the solicitation of our shareholders in favor of the transactions and of Sonida for the solicitation of Sonida’s shareholders in favor of the transactions (the “Joint Proxy Statement/Prospectus”) with the Securities and Exchange Commission (the “SEC”), which the Company will furnish to its shareholders in connection with the special meeting of shareholders to vote on the transaction. This communication is for informational purposes only, is neither an offer to purchase nor a solicitation of an offer to sell shares and is not a substitute for the Joint Proxy Statement/Prospectus or any other document that the Company may file with the SEC or send to its shareholders in connection with the Transactions.

THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SONIDA, THE PROPOSED TRANSACTION, THE PLAN OF DISSOLUTION, AND RELATED MATTERS. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTIONS, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC

CAREFULLY WHEN THEY ARE AVAILABLE. The registration statement, the joint proxy statement/prospectus and other documents, when filed with the SEC, can be obtained free of charge through the website maintained by the SEC at sec.gov, at the Company’s website at cnlhealthcareproperties.com under the tab “Filings” and then “SEC Filings” and on Sonida’s investor relations website at investors.sonidaseniorliving.com under the tab “Financials” and “SEC Filings.”

Participants in the Solicitation

The Company and its directors and executive officers and Sonida and its directors and executive officers and other members of their respective management and employees may be deemed participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transactions and the issuance of shares of Sonida Common Stock. Information regarding the special interests of these directors, executive officers, management and employees in the proposed transactions will be included in the joint proxy statement/prospectus referred to above and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Transactions and the issuance of shares of Parent Common Stock. Additional information regarding the Company’s directors and executive officers is also included in the Company’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2024, which was filed with the SEC on March 12, 2025, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding Sonida’s directors and executive officers is also included in Sonida’s proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2025, and in Form 3 and Form 4 4 statements of beneficial ownership and statements of changes in beneficial ownership of Sonida’s officers and executive officers filed with the SEC and in other documents filed by Sonida with the SEC. The filed documents are available free of charge on the SEC’s website at sec.gov and from the Company and Sonida by contacting them as described above. Other information about the participants in the proxy solicitation will be contained in the joint proxy statement/prospectus.